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
As filed with the Securities and Exchange Commission on July 2, 1997            Registration No.333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SCIENTIFIC GAMES HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)
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
             DELAWARE                                                               13-3615274
(State or other jurisdiction of incorporation or organization)           (I.R.S. Employer Identification No.)
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                          1500 BLUEGRASS LAKES PARKWAY
                            ALPHARETTA, GEORGIA 30201
                                 (404) 664-3700
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         SCIENTIFIC GAMES HOLDINGS CORP.
                AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plan)

                                WILLIAM G. MALLOY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SCIENTIFIC GAMES HOLDINGS CORP.
                          1500 BLUEGRASS LAKES PARKWAY
                            ALPHARETTA, GEORGIA 30201
                                 (404) 664-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             HOWARD E. TURNER, ESQ.
                            SMITH, GAMBRELL & RUSSELL
                            SUITE 3100, PROMENADE II
                           1230 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30383-2501
                                 (404) 815-3500
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                                               CALCULATION OF REGISTRATION FEE

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     Title of securities to be registered           Amount to be          Proposed            Proposed            Amount of
                                                     registered           maximum              maximum          registration
                                                                       offering price    aggregate offering        fee (1)
                                                                        per unit (1)          price (1)
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
Common Stock, par value $.001 per share           175,000 shares       $20.8125          $ 3,642,187.50          $ 1,104
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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(1) under the Securities Act of
1933, as amended (the "Securities Act"). Based on prices as of June 27, 1997.


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       Pursuant to Instruction G of the General Instructions to Form S-8 under the regulations of the Securities Act of 1933, as amended, the registrant hereby incorporates by reference the Company's Registration Statement on Form S-8 (Reg. No. 33-78322), as filed with the Commission on April 29, 1997, by which the Company registered 100,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Plan.

ITEM 8.      EXHIBITS.

       The following exhibits are filed as part of this Registration Statement:
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Exhibit
Number       Description
------       -----------
5            Opinion of Smith, Gambrell & Russell, LLP

23.1         Consent of Smith, Gambrell & Russell, LLP, included in Exhibit 5

23.2         Consent of Ernst & Young LLP

24           Powers of Attorney
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                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF ALPHARETTA, STATE OF GEORGIA, ON JUNE 30, 1997.

                         SCIENTIFIC GAMES HOLDINGS CORP.

                         By:   /s/ William G. Malloy
                               -------------------------------
                               William G. Malloy, President
                               and Chief Executive Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

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  SIGNATURES                                TITLE                               DATE
  ----------                                -----                               ----
/s/ William G. Malloy                President, Chief                     June 30, 1997
---------------------                Executive Officer,
William G. Malloy                    Chairman of the
                                     Board and Director
                                     (Principal
                                     Executive Officer)

/s/ William F. Behm                  Executive Vice                       June 30, 1997
--------------------                 President and
William F. Behm                      Director

/s/ Cliff O. Bickell                 Vice President,                      June 30, 1997
--------------------                 Treasurer and
Cliff O. Bickell                     Chief Financial
                                     Officer (Principal
                                     Financial and
                                     Accounting Officer)

       *                             Director                             June 30,1997
--------------------
Paul F. Balser

       *                             Director                             June 30, 1997
-------------------
Mark E. Jennings

       *                             Director                             June 30, 1997
-------------------
Frank S. Jones

       *                             Director                             June 30, 1997
-------------------
Edith K. Manns

       *                             Director                             June 30, 1997
-------------------
Dennis L. Whipple

* Signed pursuant to Power of Attorney by:


/s/ William G. Malloy
------------------------
William G. Malloy, as Attorney-In-Fact
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